UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 29, 2017

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its December, 2017 meeting, the Board of Directors of Civista Bancshares, Inc. (the “Company”) confirmed the appointment of Dennis G. Shaffer as Chief Executive Officer of the Company and Chief Executive Officer and President of Civista Bank (the “Bank”), as previously anticipated and reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2017. Mr. Shaffer’s appointment to these positions will be effective on January 1, 2018, upon the retirement of James O. Miller from the same positions. In connection with Mr. Shaffer’s appointment to his new positions, the Board of Directors of the Bank approved a base salary of $350,000 for Mr. Shaffer, which will compensate him for his services to both the Company and the Bank.

Mr. Shaffer, 55, joined the Company and the Bank in 2009 and has served as Executive Vice President of the Company and President of the Bank since 2014. Additional biographical information regarding Mr. Shaffer has been disclosed and is available in the Company’s prior filings with the SEC, including the Company’s Definitive Proxy Statement for the Company’s Annual Meeting of Shareholders held on April 18, 2017 (filed with the SEC on March 15, 2017).

Civista Bancshares, Inc. is a $1.5 billion bank holding company headquartered in Sandusky, Ohio and may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: December 29, 2017	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller